Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The PNC Financial Services Group, Inc. of our report dated February 20, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The PNC Financial Services Group, Inc’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

April 27, 2026

1

PricewaterhouseCoopers LLP, 301 Grant Street, Suite 4500, Pittsburgh, PA 15219

+1 (412) 355 6000

www.pwc.com/us